As filed with the Securities and Exchange Commission on December 7, 1999
                                                        Registration No. 333-[ ]
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            -------------------------

                       BIOVAIL CORPORATION INTERNATIONAL.
             (Exact name of registrant as specified in its charter)


           Ontario                                   Not Applicable
(State or other jurisdiction             (I.R.S. Employer Identification No.)
of incorporation or organization)

                                2488 Dunwin Drive
                              Mississauga, Ontario
                                 Canada, L5L 1J9
                    (Address of Principal Executive Offices)
                            -------------------------

            Biovail corporation international 1993 STOCK OPTION PLAN
       Biovail corporation international 1996 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)
                            -------------------------

                                 CT Corporation
                                  1633 Broadway
                            New York, New York 10019
                                 (212) 664-1666
    (Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)
                            -------------------------

                                    Copy to:
                               Roger Andrus, Esq.
                             Cahill Gordon & Reindel
                                 80 Pine Street
                             New York, NY 10005-1702
                            -------------------------


                                                    CALCULATION OF REGISTRATION FEE
=================================================================================================================
Title of Securities to    Amount to be       Proposed Maximum           Proposed Maximum            Amount of
     be Registered       Registered(1)(2)   Offering Price Per      Aggregate Offering Price    Registration Fee
                                                Share (3)                     (3)                      (3)
------------------------ --------------- ------------------------- --------------------------- ------------------
    Common Shares,
     No Par Value          4,700,000              $69.06                  $324,582,000            $85,689.65
                             shares
=================================================================================================================

(1) Subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Act"), there is also being registered an indeterminate number of Common Shares which may become issuable as a result of the anti-dilution provisions of the 1993 Stock Option Plan and the 1996 Employee Stock Purchase Plan.

(2) Includes 4,400,000 Common Shares issuable upon exercise of options granted under the 1993 Stock Option Plan, and 300,000 Common Shares issuable under the 1996 Employee Stock Purchase Plan.

(3) Estimated solely for purposes of calculating the registration fee. Pursuant to Rules 457(c) and 457(h) under the Act, the registration fee has been calculated based on the average of the high and low sale prices reported for the Common Shares of Biovail Corporation International on December 2, 1999, which was $69.06 per share, as reported on the New York Stock Exchange.

================================================================================

                                EXPLANATORY NOTE



     This Registration Statement is intended to register 4,400,000 Common Shares, no par value (the "Common Shares"), of Biovail Corporation International (the "Company") that have been or may be issued under the Company's 1993 Stock Option Plan (the "Stock Option Plan") and 300,000 Common Shares that have been or may be issued under the Company's 1996 Employee Stock Purchase Plan (the "Employee Stock Purchase Plan).

     This Registration Statement contains two parts. The first part contains a reoffer Prospectus prepared in accordance with the requirements of Part I of Form F-3 (pursuant to Section C of the General Instructions to Form S-8) which covers reoffers and resales by certain shareholders of Common Shares issued under the Stock Option Plan to employees of the Company who may be considered affiliates as defined by Rule 405 under the Securities Act. Such Common Shares constitute "control securities."

     The second part contains "Information Required in the Registration Statement" pursuant to Part II of Form S-8. Pursuant to the Note to Part I of Form S-8, the information relating to the Stock Option Plan and the Employee Stock Purchase Plan specified by Part I is not filed with the Securities and Exchange Commission (the "Commission"), but documents containing such information have been or will be sent or given to employees and directors as specified by Rule 428(b)(1). Such document(s) are not being filed with the Commission but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

PROSPECTUS

                        Biovail Corporation International

                                4,400,000 Shares

                                  Common Shares
                                 (no par value)

                             ----------------------

     Certain of our stockholders are using this Prospectus to offer Common Shares they received from us upon the exercise of options we granted to them. Some of these stockholders may be considered our "affiliates," as defined in Rule 405 under the Securities Act of 1933.

     We expect that sales made pursuant to this Prospectus will be made:

     --   in broker's transactions;

     --   in transactions directly with market makers; or

     --   in negotiated sales or otherwise.

     The selling stockholders will determine when they will sell their shares, and in all cases they will sell their shares at the current market price or at prices negotiated at the time of the sale. We will not receive any proceeds from these sales.

     The brokers and dealers the selling stockholders utilize in selling these shares may receive compensation in the form of underwriting discounts, concessions, or commissions from the sellers or purchasers of the shares. Any compensation may exceed customary commissions. The selling stockholders and the brokers and dealers they utilize may be deemed to be "underwriters" within the meaning of the securities laws, and any commissions received and any profits realized by them on the sale of shares may be considered to be underwriting compensation.

     The Common Shares are listed on the New York Stock Exchange under the symbol "BVF." On December 6, 1999, the last reported sale price of the Common Shares as reported on the New York Stock Exchange was $74.75 per share.

     Our principal executive offices are located at 2488 Dunwin Drive, Mississauga, Ontario, L5L 1J9, and our telephone number is (416) 285-6000.

                             ----------------------

This investment involves risks. See the Risk Factors section beginning on page
3.

                             ----------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
                             ----------------------

This prospectus is dated December 7, 1999.

                              Available Information


     We are subject to the informational requirements of the 1934 Act, and in accordance therewith we file reports and other information with the Commission. Reports, proxy and information statements, and other information filed by us, can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at certain of its Regional Offices at Seven World Trade Center, 13th Floor, New York, N.Y. 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 and by accessing the Commission's Web site, http://www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the Commission at (800) SEC-0330. Certain of our securities are listed on the New York Stock Exchange (the "NYSE"), and reports, proxy statements and other information concerning us can be inspected at the offices of such Exchange, 20 Broad Street, New York, N.Y. 10005.




                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE



     The following documents filed by us with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference as of their respective dates of filing and shall be deemed to be a part hereof:

     1.   Our annual report on Form 20-F for the year ended December 31, 1998;

     2. Our reports on Form 6-K, filed with the Commission on June 23, 1999, August 30, 1999, and November 30, 1999;

     3. The description of our Common Shares contained in our Form 8-A filed with the Commission on October 8, 1997.

     All documents filed by us pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") subsequent to the date of this prospectus and before the termination of the offering shall be deemed to be incorporated by reference and a part of this prospectus from the date such documents are filed.

     For purposes of this prospectus, any statement in a document incorporated or deemed incorporated by reference is modified or superseded to the extent that a statement in this prospectus, or in any subsequently filed document which is or is deemed to be incorporated by reference, modifies or supersedes it. Any statement so modified or superseded is not, except as so modified or superseded, to constitute a part of this prospectus.

     We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, on the written or oral request of any such person, a copy of any or all documents referred to above which have been or may be incorporated by reference in this prospectus (not including exhibits to such incorporated information that are not specifically incorporated by reference into such information). Requests for such copies should be directed to us at the following address: Biovail Corporation International, 2488 Dunwin Drive, Mississauga, Ontario, L5L 1J9, Attention:
Kenneth Howling, Vice President and Chief Financial Officer, telephone number:
(416) 285-6000.

                                  RISK FACTORS

     Before you invest in the Common Shares, you should consider carefully the following factors, in addition to the other information contained in this prospectus.

     The pharmaceutical industry is highly competitive and is subject to rapid and significant technological change which could render our technologies and products obsolete and uncompetitive.

     Our products face intense competition from conventional forms of drug delivery and from controlled-release drug delivery systems developed, or under development, by other pharmaceutical companies. We compete with companies in the United States and abroad, including major pharmaceutical and chemical companies, specialised contract research organisations, research and development firms, universities and other research institutions. Some of our competitors are also licensees (or potential licensees) of our products. Many of our competitors have greater financial resources and marketing capabilities than we do, and they may be less leveraged. Some of our competitors have greater experience than we do in clinical testing and human clinical trials of pharmaceutical products and in obtaining FDA and other regulatory approvals. Our competitors may succeed in developing technologies and products that are more effective or cheaper to use than any which we may develop or license. These developments could render our technologies and products obsolete or uncompetitive, which would have a material adverse effect on our business and financial results.

Our business is subject to limitations imposed by government regulations.

     The cost of complying with governmental regulation can be substantial. Governmental authorities in the United States and Canada and comparable authorities in foreign countries also regulate the research and development, manufacture, testing and safety of controlled-release products. The regulations applicable to our existing and future products may change. There can be long delays in obtaining required clearances from regulatory authorities in any country after applications are filed. Government agencies in the United States, Canada and other countries in which we carry on our business regulate pharmaceutical products intended for human use. Regulations require extensive clinical trials and other testing and government review and final approval before we can market these products.

     Requirements for approval vary widely from country to country outside of the United States and Canada. Whether or not approved in the United States or Canada, regulatory authorities in other countries must approve a product prior to the commencement of marketing the product in those countries. The time required to obtain any such approval may be longer or shorter than in the United States or Canada.

     Any failure or delay in obtaining regulatory approvals could adversely affect the marketing of any products which we develop and our financial results.

We are currently dependent on a particular product and several customers.

     If a new drug were developed that was significantly more effective in the treatment of hypertension or angina than Tiazac(R), our most significant product, or if the medical industry determined that another pre-existing product was significantly more effective in the treatment of hypertension or angina, the result could be a significant reduction in Tiazac(R) sales. This could have a material adverse effect on our business, results of operations, financial condition and cash flows. Furthermore, the three-year marketing exclusivity period for Tiazac(R) has expired and one generic drug manufacturer has submitted an ANDA for a generic version of Tiazac(R). Under current law, if the ANDA is approved, they may be able to begin marketing as early as mid-2001. This may affect Tiazac(R)'s market share and may reduce the price at which Tiazac(R) could be sold and could therefore have a material adverse effect on our business, results of operations, financial condition and cash flows. Sales of Tiazac(R) pursuant to agreements with Forest Laboratories, Inc. accounted for approximately 48% and 51% of total revenues for the six-month period ended June 30, 1999 and for the year ended December 31, 1998, respectively. Our total sales of Tiazac(R), including sales by Crystaal (our marketing division) in Canada, accounted for approximately 50% and 62% of total revenue in the six-month period ended June 30, 1999 and in the year ended December 31, 1998, respectively.

     Research and development services rendered to Intelligent Polymers and Teva accounted for approximately 18% and 0% of total revenues, respectively, for the six months ended June 30, 1999 and 9% and 12%, respectively, for the year ended December 31, 1998.

There is uncertainty regarding our patents and proprietary technology and patent protection is unpredictable.

     Competitors may have filed patent applications, or hold issued patents, relating to products or processes competitive with those we are developing. Our patent applications for a product may not be approved. The patents of our competitors may impair our ability to do business in a particular area. Others may independently develop similar products or duplicate any of our unpatented products. While we have not routinely sought patents on our controlled-release technology, we do have the exclusive right to the patented technology for Tiazac(R). Our success will depend, in part, on our ability in the future to obtain patents, protect trade secrets and other proprietary information and operate without infringing on the proprietary rights of others.

     Historically, we have relied on trade secrets, know-how and other proprietary information as well as requiring our employees and other vendors and suppliers to sign confidentiality agreements. However, these confidentiality agreements may be breached, and we may not have adequate remedies for any breach. Others may independently develop substantially equivalent proprietary information. Third parties may otherwise gain access to our proprietary information.

     There has been substantial litigation in the pharmaceutical industry concerning the manufacture, use and sale of new products that are the subject of conflicting patent rights. When we file an ANDA for a generic drug, we are required to certify to the FDA that any patent which has been listed with the FDA as covering the branded product has expired, the date any such patent will expire, or that any such patent is invalid or will not be infringed by the manufacture, sale or use of the new drug for which the application is submitted. Approval of an ANDA is not effective until each listed patent expires, unless the applicant certifies that the patents at issue are not infringed or are invalid and so notifies the patent holder and the holder of the branded product New Drug Application ("NDA"). A patent holder may challenge a notice of non-infringement or invalidity by suing for patent infringement within 45 day of receiving notice. Such a challenge would prevent FDA approval for a period which ends 30 months after the receipt of notice, or sooner if an appropriate court rules that the patent is invalid or not infringed. From time to time, in the ordinary course of business, we face such challenges.

     The expense of litigation, whether or not we are successful, could have a material adverse effect on our business, results of operations, financial condition and cash flows. Such lawsuits may be brought and the ultimate outcome of such litigation, if commenced, could have a material adverse effect on our business, results of operations, financial condition and cash flows. Regardless of FDA approval, should anyone commence a lawsuit with respect to any alleged patent infringement by us, whether because of the filing of an ANDA or otherwise, the uncertainties inherent in patent litigation make the outcome of such litigation difficult to predict.

There is no assurance that we will continue to be successful in our licensing and marketing operations.

     Except in Canada, our products are marketed by third parties by way of license agreements or otherwise. Such third-party arrangements may not be successfully negotiated in the future. Any such arrangements may not be available on commercially reasonable terms. Even if acceptable and timely marketing arrangements are available, the products we develop may not be accepted in the marketplace. Even if such products are initially accepted, sales may thereafter decline. Additionally, our clients or marketing partners may make important marketing and other commercialisation decisions with respect to products which we develop, without our input. As a result, many of the variables that may affect revenues and net income are not exclusively within our control.

We are not assured of successful development of our product pipeline.

     We have sixteen products at various stages of development or which are not yet marketed and have filed ANDA's relating to seven of these products with the FDA, one of which (Cardizem SR) has been approved and one of which (Adalat CC) has been tentatively approved. FDA approval may not be granted for all or any of these products and we may not be successful in filing NDA's or ANDA's for the remaining nine products with the FDA.

We depend on key scientific and managerial personnel for our continued success.

     Much of our success to date has resulted from the particular scientific and management skills of our available personnel. If these individuals were not available, we might not be able to attract or retain employees with similar skills. In particular, our success to date in developing new products has resulted from the activities of a core group of research scientists. The continued availability of this group is important to our ongoing success.

We must continue to address remaining year 2000 issues.

     The Year 2000 issue involves the potential exposures related to the erroneous generation of business and financial information resulting from the fact that certain computer systems and programs use two digits, rather than four, to define the applicable year of business transactions. These programs do not properly recognise a year that begins with "20" instead of the familiar "19." These programs may process data incorrectly or stop processing data altogether. We rely upon our own and vendor-supplied technology and recognise the potential business risk to our assets and systems associated with the arrival of the Year 2000. We are currently nearing completion in addressing potential Year 2000 readiness issues associated with our systems and our suppliers' products, services, systems and operations, and expects to complete this process by September 30, 1999. Our cash cost of achieving Year 2000 compliance is estimated to be approximately $500,000. To date, we have incurred approximately $450,000 related to the assessment of, and efforts on, our Year 2000 project and the development of a contingency plan.

     We utilise enterprise resource planning systems in the operation of our core business functions. In conjunction with third party consultants, substantial efforts have been made to test all components of the enterprise resource planning system for Year 2000 compliance. The evaluation of test results and any required remediation is expected to be completed by September 30, 1999. Our customers and suppliers may not have management information systems that are Year 2000 compliant and required systems modifications may not be completed by the Year 2000. Our failure to be Year 2000 compliant, or the failure of our customers or suppliers, could have a material adverse effect on our results of operations, business, prospects and financial condition. We have identified and contacted key suppliers, partners and collaborators to determine their stage of readiness for the Year 2000. Despite our best efforts, risks of third party compliance are not directly within our control and are difficult to assess.

Our business may be adversely affected by environmental laws and regulations.

     We may incur substantial costs to comply with such requirements. In addition, we may discover currently unknown environmental problems or conditions. We are subject to extensive federal, state, provincial and local environmental laws and regulations which govern the discharge, emission, storage, handling and disposal of a variety of substances that may be used in or result from our operations. Environmental laws or regulations (or their interpretation) may become more stringent in the future. Any such event could have a material adverse effect on our business. We do not currently use any hazardous materials in the manufacture of our products.

The Common Shares are subject to market price volatility.

     Market prices for the securities of pharmaceutical and biotechnology companies, including ours, have historically been highly volatile, and the market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. Factors such as fluctuations in operating results, the aftermath of public announcements, concern as to safety of drugs, and general market conditions, can have an adverse effect on the market price of the Common Shares.

Our ability to obtain third-party reimbursement for the cost of products and related treatment may not be adequate.

     Our ability to successfully commercialise our products and product candidates, if FDA approval is obtained, depends in part on whether appropriate reimbursement levels for the cost of the products and related treatments are obtained from government authorities and private health insurers and other organisations, such as health maintenance organisations ("HMO's") and managed care organisations ("MCO's").

     Third-party payors increasingly challenge pricing of pharmaceutical products. In addition, the trend toward managed health care in the United States, the growth of organisations such as HMO's and MCO's and legislative proposals to reform health care and government insurance programs could significantly influence the purchase of pharmaceutical products, resulting in lower prices and a reduction in product demand. Such cost containment measures and health care reform could affect our ability to sell our products and may have a material adverse effect on our business, results of operations and financial condition.

     Uncertainty exists about the reimbursement status of newly approved pharmaceutical products. Reimbursement in the United States or foreign countries may not be available for some of our products. Any reimbursement granted may not be maintained or limits on reimbursement available from third-party payors may reduce the demand for, or negatively affect the price of, those products. These issues could have a material adverse effect on our business, results of operations and financial condition. We are unable to predict if additional legislation or regulation impacting the health care industry or third-party coverage and reimbursement may be enacted in the future, or what effect such legislation or regulation would have on our business.



                                   OUR COMPANY



     We are an integrated international pharmaceutical company specialising in the development of advanced oral controlled-release drugs. We have proprietary technologies which are used to develop products which are either (1) generically equivalent to existing once-daily branded products or (2) branded products that improve upon conventional multiple daily dose immediate-release forms of existing products by providing the therapeutic benefits of controlled-release drug delivery. As a fully-integrated company, we control all facets of the drug development process from formulation development to clinical testing, manufacturing and obtaining regulatory approval. This integrated approach results in operational synergies, flexibility and cost efficiencies. In Canada, we market our products directly, while in the rest of the world we market our products through strategic licensing partners. We do not engage in basic research to discover new chemical entities.

     Biovail was established under the Business Corporations Act (Ontario) on March 29, 1994 as a result of the amalgamation of Trimel Corporation and our then subsidiary, Biovail Corporation International. Our head and principal office is located at 2488 Dunwin Drive, Mississauga, Ontario, L5L 1J9, and our telephone number is (416) 285-6000.

                              SELLING STOCKHOLDERS



     Set forth below for each of the selling stockholders is the number of Common Shares that may be sold by such selling stockholders hereunder. All selling stockholders are current employees, officers or directors of the Company and all such shares were acquired pursuant to the Stock Option Plan. Selling stockholders may in the future receive additional Common Shares under our stock option plans and may sell such shares.

Name of Owner             Position with the      Number of        Number of Common   Number of
                          Company                Common Shares    Shares to be       Common Shares
                                                 Owned            Offered by Selling owned after the
                                                                  Stockholders(1)    Offering(2)

------------------------- ---------------------- ---------------- ------------------ ------------------

Eugene N. Melnyk          Chairman of the        7,081,127        n/a                7,081,127
                          Board and Director

Bruce D. Brydon           Chief Executive        112,000          n/a                112,000
                          Officer and Director

Robert A. Podruzny        President, Chief       51,600           n/a                51,600
                          Operating Officer
                          and Director

Kenneth C. Cancellara     Senior Vice            36,650           n/a                36,650
                          President, General
                          Counsel, Secretary
                          and Director

Rolf. K. Reininghaus      Senior Vice            117,066          n/a                117,066
                          President and
                          Director


----------

1 The Company does not know whether any of the Selling Shareholders will use this Prospectus in connection with the offer or sale of any Common Shares, or, if this Prospectus is so used, how many Common Shares will be offered or sold. Pursuant to Rule 424(b) under the Securities Act, the Company will supplement this Prospectus with the number of Common Shares, if any, to be offered or sold by the Selling Shareholders as that information becomes known.


2    Assumes the sale of all Common Shares eligible to be sold.

                              PLAN OF DISTRIBUTION



     The selling stockholders may sell registered Common Shares in any of the following ways:

     -- through dealers;

     -- through agents; or

     -- directly to one or more purchasers.

     The distribution of the Common Shares may be effected from time to time in one or more transactions (which may involve crosses or block transactions)

     -- on the New York Stock Exchange in transactions pursuant to and in accordance with the rules of such exchanges,

     -- on the Toronto Stock Exchange in transactions pursuant to and in accordance with the rules of such exchanges,

     -- in the over-the-counter market, or

     -- in transactions other than on such exchanges or in the over-the-counter market, or a combination of such transactions.

     Any such transaction may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The selling stockholders may effect such transactions by selling shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or commissions from purchasers of Common Shares for whom they may act as agent. The selling stockholders and any broker-dealers or agents that participate in the distribution of Common Shares by them might be deemed to be underwriters, and any discounts, commissions or concessions received by any such broker-dealers or agents might be deemed to be underwriting discounts and commissions, under the Securities Act. Affiliates of one or more selling stockholders may act as principal or agent in connection with the offer or sale of Common Shares by the selling stockholders.



                                 USE OF PROCEEDS

     The Company will not receive any of the proceeds from the reoffer and resale of the Common Shares by the Selling Shareholders.

                                  LEGAL MATTERS

     Certain U.S. legal matters relating to the Common Shares will be passed upon on behalf of the Company by Cahill Gordon & Reindel, a partnership including a professional corporation, New York, New York. Certain Canadian legal matters relating to the Common Shares will be passed upon on behalf of the Company by Goodman and Carr, Toronto, Ontario, Canada.


                                     EXPERTS



     Our financial statements incorporated by reference in this prospectus and elsewhere in the Registration Statement have been audited by Deloitte & Touche LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.


=======================================================            ================================================

No person is authorized to give any information or to
make any representations other than those contained in
this prospectus, and, if given or made, such information
or representations must not be relied upon as having been                          Biovail Corporation
authorized. This prospectus does not constitute an offer                              International
to sell or a solicitation of an offer to buy such securities in any circumstance in which such offer or solicitation is
unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any
implication that there has been no change in our affairs
since the date hereof or that the information contained or
incorporated by reference herein is correct as of any time
subsequent to the date of this prospectus .

                                                                                      ----------

                 ____________________                                                 PROSPECTUS
                                                                                      ----------



                   TABLE OF CONTENTS
                                                 Page
Incorporation of Certain Documents
  by Reference..............................      2
Risk Factors................................      3
Our Company.................................      6                                4,400,000 Shares
Selling Stockholders........................      7                                 Common Shares
Plan of Distribution........................      8                                 (no par value)
Use of Proceeds.............................      8
Legal Matters...............................      9
Experts.....................................      9


                                                                                   December 7, 1999

=======================================================            ================================================

                                     PART II



                              INFORMATION REQUIRED
                          IN THE REGISTRATION STATEMENT



ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference and made a part hereof:

     1. Our annual report on Form 20-F for the year ended December 31, 1998, filed with the Commission on June 2, 1999;

     2. Our reports on Form 6-K, filed with the Commission on June 23, 1999, August 30, 1999, and November 30, 1999;

     3. The description of our Common Shares contained in our Form 8-A filed with the Commission on October 8, 1997.


     All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.



     Under Section 136 of the Business Corporations Act (Ontario), a director or officer of a corporation, a former director or officer of the corporation or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his or her heirs and legal representatives:

     1. may be indemnified by the corporation against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgement, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of such corporation or body corporate.

     2. may be indemnified by the corporation, with the approval of a court, against all costs, charges and expenses reasonably incurred by the person in connection with an action by or on behalf of the corpora-tion or body corporate to procure a judgement in its favor, to which the person is made a party by reason of being or having been a director or officer of the corporation or body corporate; and

     3. is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by him or her in connection with the defence of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity was substantially successful on the merits of his defence of the action or proceeding;

provided, in all cases, such person fulfills the conditions that (a) he or she acted honestly and in good faith with a view to the best interests of the corporation, and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

     As contemplated by Section 136 of the Business Corporations Act(Ontario), Biovail Corporation International has purchased insurance against potential claims against the directors and officers of the Registrant and against loss for which the Registrant may be required or permitted by law to indemnify such directors and officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.



     The Exhibits to this Registration Statement are listed in the Exhibit Index on page E-1 of this Registration Statement, which Index is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Mississauga, Province of Ontario, Canada on the 7th of December, 1999.

                             BIOVAIL CORPORATION INTERNATIONAL
                                        (Registrant)


                             By:  /s/ Kenneth C. Cancellara
                                 ---------------------------------------
                                 Name:  Kenneth C. Cancellara, Q.C.
                                 Title:    Senior Vice President
                                           and General Counsel

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons, in the capacities and on the dates indicated.


Signature                                      Title                                    Date


                            *                  Chairman of the Board and Director       December 7, 1999
-----------------------------------------
Eugene N. Melnyk

                            *                  Chief Executive Officer and Director     December 7, 1999
-----------------------------------------
Bruce D. Brydon

                            *                  President, Chief Operating Officer and   December 7, 1999
-----------------------------------------      Director
Robert A. Podruzny

/s/ Kenneth C. Cancellara                      Senior Vice President, General           December 7, 1999
-----------------------------------------      Counsel, Secretary and Director
Kenneth C. Cancellara

                            *                  Senior Vice President and Director       December 7, 1999
-----------------------------------------
Rolf K. Reininghaus

                            *                  Vice President, Chief Financial          December 7, 1999
-----------------------------------------      Officer
Kenneth G. Howling

                            *                  Director                                 December 7, 1999
-----------------------------------------
Wilfred G. Bristow

                            *                  Director                                 December 7, 1999
-----------------------------------------
Roger Rowan

                            *                  Director                                 December 7, 1999
-----------------------------------------
Robert Vujea


                            AUTHORIZED REPRESENTATIVE

     Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has duly signed this Registration Statement below:

By:                   *                                     December 7, 1999
     ----------------------------
     Eugene N. Melnyk
     Chairman of the Board


By: /s/ Kenneth C. Cancellara
    -----------------------------
             (name)
        Attorney-in-fact

                                                             EXHIBIT INDEX


    EXHIBIT NO.              EXHIBIT

       5                     Opinion of Goodman & Carr.
      23.1                   Consent of Deloitte & Touche LLP.
      23.2                   Consent of Goodman & Carr (included in Exhibit 5).
       24                    Powers of Attorney









                                      E-1